UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2009
THE TIMBERLAND COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-9548	02-0312554

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of principal executive offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2009, The Timberland Company (the “Company”) announced internally that John D. Crimmins, III, Vice President and Chief Financial Officer of the Company, will leave the Company effective September 30, 2009. The Company will disclose the terms and conditions of the separation and any amounts payable to Mr. Crimmins in connection therewith as soon as such matters have been finally agreed upon between the Company and Mr. Crimmins.
On September 17, 2009, the Company also announced internally that the Board of Directors of the Company had appointed Carrie W. Teffner, 43, as the Company’s Chief Financial Officer, effective September 28, 2009. Ms. Teffner is joining the Company from Sara Lee Corporation, a publicly-traded, global manufacturer and marketer of high-quality, brand-name products for consumers throughout the world, where she has served in executive-level finance and treasury positions since 1998. Since 2008, Ms. Teffner served as Senior Vice President and Chief Financial Officer of Sara Lee International Household and Body Care, a division of Sara Lee Corporation. Prior to that, Ms. Teffner served as Senior Vice President and Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation. From 1998 until 2007, Ms. Teffner served Sara Lee Corporation in a variety of finance and treasury positions of increasing responsibility, ultimately serving in the position of Senior Vice President Financial Planning & Analysis and Treasurer.
In connection with her appointment, the Company and Ms. Teffner have entered into an employment offer letter (the “Offer Letter”). The Offer Letter provides for an “at-will” employment relationship and also provides that Ms. Teffner will receive the following compensation and benefits: (i) an annual base salary of $325,000, less applicable withholdings; (ii) eligibility for a target bonus payment of 65% of her annual base salary under the Company’s 2009 Short Term Incentive Plan, which amount, if earned, will be prorated based upon Ms. Teffner’s date of hire in accordance with the terms of the plan; (iii) a sign-on bonus of $75,000, less applicable withholdings, upon successful completion of ninety days of employment; (iv) a non-qualified stock option grant to purchase 27,500 shares of the Company’s Class A Common Stock at the market closing price on the date of grant pursuant to the Company’s 2007 Incentive Plan (which grant is scheduled to vest in three equal annual installments); (v) a grant of 10,000 restricted stock units pursuant to the 2007 Incentive Plan (which is also scheduled to vest in three equal annual installments); and (vi) certain relocation expenses. The Offer Letter also outlines other generally available benefits.
There are no arrangements or understandings between Ms. Teffner and any other person pursuant to which she was appointed to her current position. Ms. Teffner is not related to any other executive officer or director of the Company. There are no related party transactions between Ms. Teffner and the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: September 17, 2009	By:	/s/ Jeffrey B. Swartz
		Name:	Jeffrey B. Swartz
		Title:	President and Chief Executive Officer